Exhibit 2.1

SHARE EXCHANGE AGREEMENT

BY AND BETWEEN

PANTHER BIOTECHNOLOGY, INC.,

A NEVADA CORPORATION

BROWN TECHNICAL MEDIA CORPORATION,

A TEXAS CORPORATION

AND

THE SHAREHOLDERS OF BROWN TECHNICAL MEDIA CORPORATION

DATED

OCTOBER 31, 2016

TABLE OF CONTENTS

ARTICLE I. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF BROWN AND THE BROWN SHAREHOLDERS	2
1.1. Organization.	2
1.2. Capitalization.	2
1.3. Subsidiaries and Predecessor Corporations.	2
1.4. Other Information.	3
1.5. Options, Warrants, Convertible Securities.	3
1.6. Absence of Certain Changes or Events.	3
1.7. Brown and Related Matters.	4
1.8. Litigation and Proceedings.	4
1.9. Contracts.	5
1.10. Material Contract Defaults.	5
1.11. No Conflict With Other Instruments.	6
1.12. Governmental Authorizations.	6
1.13. Compliance With Laws and Regulations.	6
1.14. Approval of Agreement.	6
1.15. Material Transactions or Affiliations.	6
1.16. The Brown Schedules.	7
1.17. Valid Obligation.	8
1.18. Acquisition of the Shares.	8
1.19. Exemption from Registration.	8
1.20. Representations, Acknowledgements and Warranties of the Brown Shareholders.	8
1.21. Intellectual Property.	11
1.22. Compliance With Laws.	14
1.23. Environmental Matters.	15
1.24. Insurance Coverage.	15
1.25. Customer, Supplier and Employee Relations.	16
1.26. Product and Service Matters.	16
1.27. Compliance with United States Foreign Corrupt Practices Act.	16
1.28. Insider Trading.	17
1.29. Closing Date Releases.	17
1.30. No Other Representations or Warranties.	18
1.31. No Untrue Representation or Warranty.	18
ARTICLE II. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY	18
2.1. Organization.	18
2.1. Trading Status.	19
2.2. Capitalization.	19
2.3. No Conflict or Violation; Default; Confirmations.	19
2.4. Convertible Securities, Options or Warrants.	20
2.5. Title and Related Matters.	21

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2.6. Litigation and Proceedings.	21
2.7. Approval of Agreement.	21
2.8. Valid Obligation.	21
2.9. Director and Officer Indemnification.	22
2.10. No Other Representations or Warranties.	22
2.11. No Untrue Representation or Warranty.	22
ARTICLE III. PLAN OF EXCHANGE	22
3.1. The Exchange.	22
3.2. Closing.	22
3.3. Tradability of Shares.	24
3.4. Termination.	24
3.5. Effect of Termination.	25
ARTICLE IV. SPECIAL COVENANTS	25
4.1. Access to Properties and Records.	25
4.2. Delivery of Books and Records and Bank Accounts.	26
4.3. Third Party Consents and Certificates.	26
4.4. Actions Prior to Closing.	26
4.5. Post-Closing Conditions.	27
4.6. Potential For Earn-Out Consideration.	27
ARTICLE V. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY	29
5.1. Ownership of Brown.	29
5.2. Accuracy of Representations and Performance of Covenants.	29
5.3. Officer’s Certificate.	29
5.4. No Material Adverse Change.	29
5.5. Approval by Brown.	29
5.6. No Governmental Prohibition.	30
5.7. Consents.	30
5.8. Due Diligence.	30
5.9. Employment and Related Agreements.	30
5.10. Financial Statements.	30
5.11. Other Closing Conditions.	30
ARTICLE VI. CONDITIONS PRECEDENT TO OBLIGATIONS OF BROWN AND THE BROWN SHAREHOLDERS	31
6.1. Accuracy of Representations and Performance of Covenants.	31
6.2. Officer’s Certificate.	31
6.3. No Material Adverse Change.	31
6.4. No Governmental Prohibition.	31
6.5. Consents.	31
6.6. Private Placement.	31
6.7. Stock Incentive Plan.	32
6.8. Fully-Diluted Capitalization.	32

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6.9. Employment Agreements With The Officers.	32
6.10. Other Closing Conditions.	32
ARTICLE VII. INDEMNIFICATION	32
7.1. Indemnification by the Brown Shareholders.	32
7.2. Indemnification by the Company.	33
7.3. Survival of Representations, Warranties and Covenants.	33
7.4. Notice and Opportunity to Defend.	33
7.5. Remedies Exclusive.	34
7.6. Emergency Relief.	34
7.7. Right to Set Off.	34
ARTICLE VIII. CONFIDENTIALITY	34
8.1. Confidentiality.	34
8.2. Enforceability.	35
ARTICLE IX. DEFINITIONS	35
9.1. Certain Definitions.	35
9.2. Other Definitional Provisions.	38
ARTICLE X. MISCELLANEOUS	39
10.1. No Bankruptcy and No Criminal Convictions.	39
10.2. Broker/Finder’s Fee.	40
10.3. Governing Law and Jurisdiction.	40
10.4. Notices.	40
10.5. Attorney’s Fees.	42
10.6. Confidentiality.	42
10.7. Publicity.	42
10.8. Schedules and Exhibits.	43
10.9. Schedules; Knowledge.	43
10.10. Third Party Beneficiaries.	43
10.11. Expenses.	43
10.12. Entire Agreement.	43
10.13. Survival; Termination.	43
10.14. Counterparts.	43
10.15. Amendment or Waiver.	43
10.16. Best Efforts.	44
10.17. Remedies.	44
10.18. Severability.	44
10.19. Independent Nature of Sellers’ Obligations and Rights.	44
10.20. No Presumption from Drafting.	45
10.21. Review and Construction of Documents.	45
10.22. Headings; Gender.	45
10.23. Transaction Expenses.	45
10.24. Cooperation Following the Closing.	45
10.25. Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures.	46

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SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this 31st day of October 2016, by and among Panther Biotechnology, Inc., a Nevada corporation, having an address at 888 Prospect Street, Suite 200, La Jolla, California 92037 (the “Company”) and Brown Technical Media Corporation, a Texas corporation, having an address at 1517 San Jacinto Street, Houston, Texas 77002 (“Brown”), and the persons executing this Agreement listed on the signature page hereto under the heading “Brown Shareholders” (referred to as the “Brown Shareholders”), each a “Party” and collectively the “Parties,” upon the following premises:

PREMISES

WHEREAS, the Brown Shareholders own 29,852,308 shares of common stock, $0.001 par value per share (“Brown Common Stock”), totaling one-hundred percent (100%) of the issued and outstanding capital stock of Brown;

WHEREAS, the Company is a publicly held corporation organized under the laws of the State of Nevada, whose common stock trades on the OTC Pink Sheets Market under the symbol “PBYA”;

WHEREAS, Brown is a privately held corporation organized under the laws of the state of Texas;

WHEREAS, the Company desires to acquire 100% of the issued and outstanding securities of Brown in exchange for unissued shares of the Company’s common stock (the “Exchange Offer” or the “Exchange”), so that Brown will become a wholly-owned subsidiary of the Company;

WHEREAS, the Parties intend for the Exchange to be afforded tax free treatment under United States Internal Revenue Code; and

WHEREAS, the Brown Shareholders desire to exchange all of their shares of common stock of Brown in exchange for shares of authorized but unissued shares of common stock of the Company as set forth below.

CERTAIN CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN ARTICLE IX.

AGREEMENT

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

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Share Exchange Agreement

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ARTICLE I.
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF BROWN AND THE BROWN SHAREHOLDERS

As an inducement to and to obtain the reliance of the Company, except as set forth on the Brown Schedules (as hereinafter defined, which shall contain any exceptions or qualifications to the representations and warranties are set forth below), Brown and the Brown Shareholders represent and warrant as follows (which shall be re-confirmed at Closing):

1.1.          Organization. Brown is a corporation duly organized, validly existing, and in good standing under the laws of Texas. Brown has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable Laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualifications to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the Brown Schedules are complete and correct copies of the Certificate of Formation and Bylaws (or similar organizational documents) of Brown as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Brown’s Certificate of Formation (or similar organizational documents) or Bylaws. Brown has taken all actions required by Law, its Certificate of Formation and Bylaws (or similar organizational documents), or otherwise to authorize the execution and delivery of this Agreement. Brown has full power, authority, and legal right and has taken all action required by Law, its Certificate of Formation and Bylaws (or similar organizational documents), and otherwise to consummate the transactions herein contemplated.

1.2.          Capitalization.

1.2.1       The authorized capitalization of Brown consists of (a) 500,000,000 shares of Brown Common Stock, of which 29,852,308 shares of Brown Common Stock are currently issued and outstanding; and (b) 100,000,000 shares of preferred stock, $0.001 par value per share, of which no shares are issued and outstanding.

1.2.2       All issued and outstanding shares of Brown Common Stock are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

1.3.          Subsidiaries and Predecessor Corporations. Brown does not have any predecessor corporation(s) or subsidiaries other than as set forth on Schedule 1.3.

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1.4.          Other Information.

1.4.1       Brown has no liabilities with respect to the payment of any federal, provincial, state, county, local or other Taxes (including any deficiencies, interest or penalties), except for Taxes accrued but not yet due and payable or as provided in the Brown Schedules.

1.4.2       Brown has filed all federal, provincial, state or local income and/or franchise Tax returns required to be filed by it from inception to the date hereof. Each of such income Tax returns reflects the Taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

1.4.3       The books and records of Brown are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

1.4.4       Brown has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise in excess of Ten Thousand Dollars ($10,000) except as disclosed in writing to the Company on Schedule 1.4.4, which liabilities in aggregate shall not exceed $25,000, including payables, on the Closing Date, but exclusive of professional fees and expenses related to the transactions contemplated herein.

1.5.          Options, Warrants, Convertible Securities. Other than as set forth on Schedule 1.5, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other antitakeover agreement, obligating Brown to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Brown or obligating Brown to grant, extend or enter into any such agreement or commitment and there are no outstanding stock appreciation rights or similar derivative securities or rights of Brown.

1.6.          Absence of Certain Changes or Events. Except as set forth in this Agreement or the Brown Schedules, since January 1, 2016:

1.6.1       There has not been (i) any material adverse change in the proposed business, operations, properties, assets, or condition of Brown or (ii) any damage, destruction, or loss to Brown (whether or not covered by insurance) materially and adversely affecting the business or financial condition of Brown;

1.6.2       Brown has not (i) amended its Certificate of Formation or Bylaws (or similar documents;); (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Brown; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds Ten Thousand Dollars ($10,000); or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

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1.6.3       Brown has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) in excess of $10,000 except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities, and current liabilities incurred in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than Ten Thousand Dollars ($10,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than Ten Thousand Dollars ($10,000); or (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party if such amendment or termination is material, considering the business of Brown, other than in the ordinary course of business; and

1.6.4       To the best Knowledge of the Brown Shareholders, Brown has not become subject to any Law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of Brown.

1.7.          Brown and Related Matters. No third party has any right to, and Brown has not received any notice of infringement of or conflict with asserted rights of others with respect to, any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the proposed business, operations, financial condition, income, or business prospects of Brown or any material portion of its properties, assets, or rights.

1.8.          Litigation and Proceedings. Other than as set forth on Schedule 1.8, there are no actions, suits, or proceedings pending or, to the Knowledge of the Brown Shareholders after reasonable investigation, threatened by or against Brown or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Brown Shareholders do not have any Knowledge of any material default with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

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1.9.          Contracts.

1.9.1       Except as disclosed on Schedule 1.9.1, there are no material contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Brown is a party or by which any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement and (ii) involves obligations of at least One Hundred Thousand Dollars ($100,000) unless otherwise disclosed pursuant to this Agreement);

1.9.2       All contracts, agreements, franchises, license agreements, and other commitments, if any, to which Brown is a party and which are material to the operations or proposed operations of Brown taken as a whole are valid and enforceable by Brown in all material respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

1.9.3       Brown is not a party to or bound by, and the properties of Brown are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Brown; and

1.9.4       Except as included or described in the Brown Schedules, Brown is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which Brown is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one (1) year or providing for payments in excess of Ten Thousand Dollars ($10,000) in the aggregate; (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of Brown.

1.10.       Material Contract Defaults. Brown is not in default in any material respect under the terms of any outstanding material contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Brown, and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Brown has not taken adequate steps to prevent such a default from occurring.

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Share Exchange Agreement

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1.11.       No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Brown is a party or to which any of its properties or operations are subject as of the date of this Agreement and/or as of the Closing Date.

1.12.       Governmental Authorizations. Except as set forth in the Brown Schedules, Brown has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal, provincial and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other Governmental Body is required in connection with the execution and delivery by Brown and the Brown Shareholders of this Agreement and the consummation by Brown and the Brown Shareholders of the transactions contemplated hereby.

1.13.       Compliance With Laws and Regulations. Except as set forth in the Brown Schedules, to the best Knowledge of the Brown Shareholders, Brown has complied with all applicable statutes and regulations of any federal, provincial, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Brown or except to the extent that noncompliance would not result in the occurrence of any material liability for Brown.

1.14.       Approval of Agreement. The Board of Directors of Brown shall have authorized the execution and delivery of this Agreement by Brown and approved this Agreement and the transactions contemplated hereby.

1.15.       Material Transactions or Affiliations. Set forth in the Brown Schedules is a description, if applicable, of every contract, agreement, or arrangement between Brown and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by any Brown Shareholder to own beneficially, five percent (5%) or more of the issued and outstanding securities of Brown and which is to be performed in whole or in part after the date hereof or which was entered into not more than three (3) years prior to the date hereof. Except as disclosed in the Brown Schedules or otherwise disclosed herein, no officer, director, or five percent (5%) shareholder of Brown has, or has had since formation, any known interest, direct or indirect, in any transaction with Brown which was material to the business of Brown. There are no commitments by Brown, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

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Share Exchange Agreement

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1.16.       The Brown Schedules. Brown will deliver to the Company the following schedules, if such schedules are applicable to the business of Brown, which are collectively referred to as the “The Brown Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the principal executive officer of Brown as complete, true, and correct as of the date of this Agreement in all material respects, which schedules shall be delivered within 10 days following the execution of this Agreement:

1.16.1    a schedule containing complete and correct copies of the Certificate of Formation and Bylaws or similar organizational documents of Brown in effect as of the date of this Agreement;

1.16.2    a schedule containing any Corporate Resolutions of the shareholders of Brown;

1.16.3    a schedule containing Minutes of meetings of the Board of Directors of Brown;

1.16.4    a schedule containing a list indicating the name and address of each shareholder of Brown together with the number of shares owned by him, her or it;

1.16.5    a schedule listing any and all federal, provincial, state and local Tax identification numbers of Brown and containing complete and correct copies of all federal, provincial, state and local Tax returns filed by Brown;

1.16.6    a schedule setting forth any other information, together with any required copies of documents, required to be disclosed by Brown. Any fact known to be, or to the best Knowledge of the Brown Shareholders or after reasonable investigation, reasonably believed to be, contrary to any of the representations, covenants, and warranties made in ARTICLE I are required to be disclosed in the Brown Schedules pursuant to this Section 1.16; and

1.16.7    a schedule of any and all limitations or qualifications or exceptions to the representations, covenants and warranties of Brown and Brown Shareholders contained in ARTICLE I of this Agreement, if any.

Brown shall cause the Brown Schedules and the instruments and data delivered to the Company hereunder to be promptly updated after the date hereof up to and including the Closing Date.

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Share Exchange Agreement

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1.17.       Valid Obligation. This Agreement and all agreements and other documents executed by Brown and Brown Shareholders in connection herewith constitute the valid and binding obligation of Brown and Brown Shareholders, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

1.18.       Acquisition of the Shares. The Brown Shareholders are acquiring the Shares (as defined in ARTICLE III) for their own account without the participation of any other person and with the intent of holding the Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares, or any portion thereof, and not with a view to, or for resale in connection with, any distribution of the Shares, or any portion thereof. The Brown Shareholders have read, understood and consulted with their legal counsel regarding the limitations and requirements of Section 5 of the Securities Act. The Brown Shareholders will offer, sell, pledge, convey or otherwise transfer the Shares, or any portion thereof, only if: (i) pursuant to an effective registration statement under the Securities Act and any and all applicable state securities or Blue Sky laws or in a transaction which is otherwise in compliance with the Securities Act and such laws; or (ii) pursuant to a valid exemption from registration.

1.19.       Exemption from Registration. The Exchange and the transactions contemplated thereby, meet an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act and/or Regulation S of the Securities Act.

1.20.       Representations, Acknowledgements and Warranties of the Brown Shareholders. The Brown Shareholders (each a “Share Recipient”), represent, acknowledge and warrant the following to the Company, except as set forth on the Brown Schedules (as hereinafter defined, which shall contain any exceptions or qualifications to the representations and warranties are set forth below), and agree that such representations, acknowledgements and warranties shall be automatically reconfirmed on the Closing Date:

1.20.1    Each Share Recipient recognizes that the Shares have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Shares is registered under the Securities Act or unless an exemption from registration is available. Each Share Recipient may not sell the Shares without registering them under the Securities Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale;

1.20.2    Each Share Recipient is acquiring the Shares for its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and it does not presently have any reason to anticipate any change in its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require the sale or distribution of the Shares. No one other than the Share Recipient will have any beneficial interest in said securities. Each Share Recipient agrees to set forth the terms of its ownership, record address and tax id number if applicable on the Form of Stock Registration Form, attached hereto as Exhibit A;

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1.20.3    Each Share Recipient acknowledges that it:

(i)              is a “sophisticated investor”, and

(ii)            is aware of, has received and had an opportunity to review (A) the (i) Company’s Annual Report on Form 10-K for the year ended May 31, 2016; and (ii) the Company’s current reports on Form 8-K (which filings can be accessed by going to https://www.sec.gov/search/search.htm, typing “Panther Biotechnology” in the “Company name” field, and clicking the “Search” button), from May 31, 2016, to the date of such Share Recipient’s entry into this Agreement, in each case (i) through (ii), including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of the Company; (B) has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company and has had an opportunity to ask questions of and receive answers from the Company’s officers and Directors and has no pending questions as of the date of this Agreement; and (C) is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company; in connection with each Share Recipient’s acceptance of the Shares and investment decision in connection therewith. Each Share Recipient acknowledges that due to its receipt of and review of the information described above, it has received similar information as would be included in a Registration Statement filed under the Securities Act;

1.20.4    Each Share Recipient has such knowledge and experience in financial and business matters such that the Share Recipient is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Shares;

1.20.5    Each Share Recipient has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of the Exchange and the Company, and all such questions have been answered to the full satisfaction of such Share Recipient;

1.20.6    Each Share Recipient recognizes that an investment in the Company is a speculative venture and that the total amount of consideration tendered in connection with the Exchange Offer is placed at the risk of the business and may be completely lost. The ownership of the Shares as an investment involves special risks. Each Share Recipient has had a reasonable opportunity to ask questions of and receive answers regarding the Company and to request additional relevant information from a person or persons acting on behalf of the Company regarding such information; and has no pending questions as of the date of this Agreement;

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1.20.7    Each Share Recipient realizes that the Shares cannot readily be sold as they will be restricted securities and therefore the Shares must not be accepted in the Exchange Offer unless such Share Recipient has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and such Share Recipient can provide for current needs and possible personal contingencies;

1.20.8    Each Share Recipient confirms and represents that it is able (i) to bear the economic risk of its investment, (ii) to hold the Shares for an indefinite period of time, and (iii) to afford a complete loss of its investment. Each Share Recipient also represents that it has (i) adequate means of providing for its current needs and possible personal contingencies, and (ii) has no need for liquidity in this particular investment;

1.20.9    All information which each Share Recipient has provided to the Company concerning such Share Recipient’s financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to the Closing Date, such Share Recipient will immediately provide the Company with such information;

1.20.10                    Each Share Recipient has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Shares for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that the Shares are a suitable investment for him, her, or it;

1.20.11 Each Share Recipient has not become aware of and has not been offered the Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to such Share Recipient’s Knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising;

1.20.12   Each Share Recipient confirms and acknowledges that the Company is under no obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Shares by Share Recipients, and each Share Recipient is solely responsible for determining the status, in his, her or its hands, of the Shares acquired in connection herewith and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Shares;

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Share Exchange Agreement

Brown, Brown Shareholders and Panther

1.20.13   Each Share Recipient confirms and acknowledges that no federal or state agency has made any finding or determination as to the fairness of the Shares for investment or any recommendation or endorsement of the Shares. The Shares have not been registered under the Securities Act or the securities laws of any State and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and such state laws;

1.20.14     Each Share Recipient represents, acknowledges and warrants his, her or its understanding that, pursuant to Rule 144 of the Act (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, the Company is a “shell company” pursuant to Rule 144, and resales of its securities pursuant to Rule 144 may not be made until all of the following criteria set forth in Rule 144(i)(2) have been met: (1) the Company has ceased to be a shell company, (2) the Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) the Company has filed all of its required periodic reports (other than Form 8-K’s) for the prior one year period, and (4) a period of at least twelve months has elapsed from the date “Form 10 like information” was filed with the SEC reflecting the Company’s status as a non-shell company. As a result, because none of the Company’s securities can be resold pursuant to Rule 144 until at least a year after the Company has complied with Rule 144(i)(2), no non-registered or “restricted” shares of the Company’s common stock, including, but not limited to the Shares, will be able to be sold pursuant to Rule 144 until and unless such securities are registered with the Commission, an exemption for the sales can be relied upon other than Rule 144 and/or until a year after the Company has complied with the requirements of Rule 144(i)(2) as described above. As a result, the Share Recipient may never be able to sell any Securities. Furthermore, as the Company may not ever comply with Rule 144(i)(2), the Share Recipient may be forced to hold such Securities indefinitely; and

1.20.15   Each Share Recipient agrees and confirms that such Share Recipient may have Section 16 and Schedule 13D filing obligations with the SEC immediately upon the consummation of the transactions contemplated herein and such Share Recipient agrees to take whatever action necessary to make and file such required filings with the SEC.

1.21.       Intellectual Property.

1.21.1    Brown owns all right, title and interest in the intellectual property assets set forth in Schedule 1.21.3, Schedule 1.21.4 and Schedule 1.21.7 and such ownership is free and clear of all Liens and Encumbrances, obligatory payments to others and the obligation to grant rights to others. Except as set forth on Schedule 1.21.1, Brown owns all right, title and interest in, or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange), free and clear of all Liens and Encumbrances, all other Intellectual Property owned by Brown or used in connection with the operation of its business as currently conducted, including without limitation the intellectual property set forth on Schedule 1.21.3, Schedule 1.21.4 and Schedule 1.21.7. Brown has taken all necessary and desirable action to maintain each item of Intellectual Property that Brown owns or uses with respect to its business. All maintenance fees of patents set forth in Schedule 1.21.3 which become due (without the payment of a surcharge) prior to the Closing shall be paid by Brown prior to the Closing.

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Share Exchange Agreement

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1.21.2    Brown has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any other Person, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of Brown has ever received any charge, complaint, claim, demand or notice from any Governmental Body or other Person alleging any such interference, infringement, misappropriation or conflict (including any claim that Brown must license or refrain from using any Intellectual Property rights of any other Person). To Brown’s Knowledge, no Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Brown.

1.21.3    Schedule 1.21.3 identifies (i) each patent or patent registration which has been issued to Brown in the United States and all jurisdictions worldwide with respect to any item of Intellectual Property, and (ii) each patent application or application for patent registration which Brown has filed with respect to any item of Intellectual Property anywhere in the world (together with any exceptions). Brown has delivered to the Company correct and complete copies of all such patents, registrations and applications (as amended to date) and has made available to the Company correct and complete copies of all other written documentation evidencing prosecution (if applicable) of each such item of Intellectual Property (the “Patents”). Prior to Closing, Brown shall deliver to designated counsel of the Company all files in the possession of Brown and its attorneys relating to the prosecution and maintenance of assets set forth in Schedule 1.21.3 (the “Patent Documentation”).

1.21.4    Schedule 1.21.4 identifies each registered and unregistered trademark, including product names and domain names, used by Brown in connection with its business. Brown has delivered to the Company correct and complete copies of all written documentation evidencing ownership and use of each such product name and domain name as set forth on Schedule 1.21.4. Brown represents that it owns no trademark registrations or applications for registration in any jurisdiction and no such applications have been filed by Brown, any Affiliate thereof or its predecessor-in-interest.

1.21.5    Brown represents that it owns no copyright registrations or applications in any jurisdiction and no such applications have been filed by Brown, any Affiliate thereof or its predecessor-in-interest.

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Share Exchange Agreement

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1.21.6    Brown represents that neither itself, any Affiliate thereof nor its predecessor-in-interest is a party to any license, agreement or other permission which Brown has granted to any other Person with respect to any item of Intellectual Property in the United States and any jurisdictions worldwide and that no such licenses, agreements or other permissions exist.

1.21.7    Schedule 1.21.7 identifies trade secrets and confidential business information of Brown.

1.21.8    With respect to each item of Intellectual Property required to be identified on Schedule 1.21.3, Schedule 1.21.4 and Schedule 1.21.7:

(i)              except as set forth on Schedule 1.21.1, Brown owns all right, title and interest in and to such item, free and clear of any Liens and Encumbrances;

(ii)            except as set forth in Schedule 1.21.1, Brown is unaware of any transfers of ownership or title of Intellectual Property;

(iii)          such item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

(iv)           no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to Brown’s or any Brown Shareholder’s Knowledge, threatened which challenges the legality, validity, enforceability, use or ownership of such item;

(v)             no prior art or activity is known by Brown which would affect the validity or enforceability of the claimed subject matter set forth in Schedule 1.21.3, or the validity or enforceability of the trademarks set forth in Schedule 1.21.4;

(vi)           Brown has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to such item;

(vii)         all licenses, agreements and other permissions pertaining to such item and all other rights to which Brown is entitled with respect thereto are in compliance in all respects with all applicable Laws in all jurisdictions worldwide, including those pertaining to remittance of foreign exchange and Taxes; and

(viii)       Brown has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of, or granted any Lien on such item; nor has Brown granted any release, covenant not to sue or other non-assertion assurance to any Person with respect to such item which could reasonably be expected to have an adverse effect on the aggregate value of the Intellectual Property.

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Share Exchange Agreement

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1.21.9    Brown represents that it does not use any computer software or Intellectual Property owned by any Person other than Brown pursuant to any license, sublicense, agreement or permission and that no such licenses, sublicenses, agreements or permissions exist.

1.21.10   To Brown’s Knowledge, the continued operation of its business as currently conducted do not and will not interfere with, infringe upon, misappropriate or otherwise come into conflict with, any Intellectual Property rights of any Person.

1.21.11   Brown has no Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other Persons have developed which reasonably could be expected to supersede or make obsolete any product or process of Brown.

1.22.       Compliance With Laws.

1.22.1    Brown is not in violation of any laws, governmental orders, rules or regulations, whether federal, state or local Laws, to which it or any of its assets or properties are subject, which may have a material adverse effect on its business or operations. Except as set forth in Schedule 1.22.1, Brown has not received notice of any violation of any Law, or any potential liability under any Law, relating to the operation of Brown or its business or operations, Brown is not aware of any such violation or potential liability.

1.22.2    Schedule 1.22.2 sets forth a list of each government or regulatory license, authorization, permit, franchise, consent and approval (the “Permits”) issued and held by or on behalf of Brown or, required to be so issued and held in connection with its business or operations as currently conducted by Brown. Except as disclosed in Schedule 1.22.2, Brown is the authorized legal holder of the Permits, and each Permit is valid and in full force and effect. Brown is not in default under, and no condition exists that with notice or lapse of time or both could constitute a default or could give rise to a right of termination, cancellation or acceleration under, any Permit held by Brown.

1.22.3    No officer, director or greater than 20% shareholder of Brown is considered a ‘bad actor’ under, or subject to disqualification under, Rule 506(d) of the Securities Act or has been subject to any event which would require disclosure by Brown under Rule 506(e) of the Securities Act in any offering under Regulation D.

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Share Exchange Agreement

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1.23.       Environmental Matters.

1.23.1    The operations of Brown are currently and have been in compliance in all material respects with all applicable Environmental Laws and all licenses and permits issued pursuant to Environmental Laws or otherwise (“Environmental Permits”);

1.23.2    Brown has obtained and currently maintains all Environmental Permits required under all applicable Environmental Laws necessary to operate;

1.23.3    Brown is not the subject of any outstanding written order or contract with any Governmental Body or other Person respecting any Environmental Laws or any Release or threatened Release of a hazardous material. “Release” means any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, migration or leaching into the indoor or outdoor environment, or into or out of any property;

1.23.4    Brown has not received any written communication alleging either that it may be in violation of any Environmental Law or Environmental Permit or that it may have any liability under any Environmental Law;

1.23.5    Brown has not incurred, assumed or undertaken any contingent liability in connection with any Release of any hazardous materials into the indoor or outdoor environment (whether on-site or off-site) and there are no facts, circumstances or conditions relating to, arising out of or attributable to it that could give rise to material liability under Environmental Laws;

1.23.6    To the Knowledge of Brown and the Brown Shareholders, there is not located at any of the properties of Brown any (i) underground storage tanks, (ii) asbestos or asbestos-containing material, (iii) equipment containing polychlorinated biphenyls, (iv) lead-based paint, or (v) mold; and

1.23.7    Brown has provided to the Company all environmentally related audits, studies, reports, analyses, and results of investigations that have been performed within the previous five years with respect to the currently or previously owned, leased or operated properties of Brown.

1.24.       Insurance Coverage. Schedule 1.24 contains a list of all of the insurance policies and fidelity bonds covering the assets, businesses, operations, employees, officers and agents of Brown. There is no material claim by Brown pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all of such policies and bonds have been paid, and Brown has complied in all material respects with the terms and conditions of all of such policies and bonds. Such policies of insurance and bonds are in full force and effect. Neither Brown nor any of the Brown Shareholders have Knowledge of any threatened termination of, or premium increase with respect to, any of such policies or bonds.

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Share Exchange Agreement

Brown, Brown Shareholders and Panther

1.25.       Customer, Supplier and Employee Relations. Schedule 1.25 includes a complete and correct list of (a) all customers of Brown who have made aggregate purchases in excess of 5% of the total revenues of Brown in calendar year 2016, and (b) all suppliers from whom Brown has purchased in excess of $50,000 in equipment or supplies in calendar year 2016. The relationships of Brown with such customers and suppliers and the employees of Brown are good commercial working relationships and, except as disclosed in Schedule 1.25, none of such customers, suppliers or employees has canceled, terminated or otherwise materially altered or notified Brown of any intention to cancel, terminate or materially alter its relationship with Brown since December 31, 2015 and there will not be any such change as a result of the transactions contemplated by this Agreement.

1.26.       Product and Service Matters. Except as disclosed in Schedule 1.26, each product manufactured, sold, leased, delivered or installed or services performed by Brown prior to the Closing has, in all respects, complied with and conformed to all applicable federal, state, local or foreign laws and regulations, contractual commitments and all applicable warranties of Brown. Schedule 1.26 includes copies of the standard terms and conditions of sale, lease, delivery or installation for the products and services of Brown (containing applicable guaranty, warranty, and indemnity provisions). Except as disclosed in Schedule 1.26, none of such products or services is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

1.27.       Compliance with United States Foreign Corrupt Practices Act.

(a)       Brown is in compliance with and has not made any payments that would be in violation of the United States Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1, et seq.) (“FCPA”).

(b)       In connection with its compliance with the FCPA, there are no adverse or negative past performance evaluations or ratings by the U.S. Government, or any voluntary disclosures under the FCPA, any enforcement actions and, to the Knowledge of any Brown Shareholder, there are no threats of enforcement actions, or any facts that could result in any adverse or negative performance evaluation related to the FCPA for Brown.

(c)       Neither the U.S. Government nor any other Person has notified Brown of any actual or alleged violation or breach of the FCPA.

(d)       Brown has not undergone and is not undergoing any audit, review, inspection, investigation, survey or examination of records relating to Brown’s compliance with the FCPA and, to the Knowledge of each Brown Shareholder, there is no basis for any such audit, review, inspection, investigation, survey or examination of records.

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(e)       Brown has not been and is not now under any administrative, civil or criminal investigation or indictment involving alleged false statements, false claims or other improprieties relating to Brown’s compliance with the FCPA and, to the Knowledge of each Brown Shareholder, there is no basis for any such investigation or indictment.

(f)       Brown has not been and is not now a party to any administrative or civil litigation involving alleged false statements, false claims or other improprieties relating to Brown’s compliance with the FCPA and, to the Knowledge of each Brown Shareholder, there is no basis for any such proceeding.

1.28.       Insider Trading. Each Brown Shareholder certifies and confirms that it has not personally, nor through any third parties, purchased, nor caused to be purchased in the public marketplace any publicly-traded shares of the Company. Each Brown Shareholder further certifies and confirms that it has not communicated the nature of the transactions contemplated herein, is not aware of any disclosure of non-public information regarding the Company or the transactions contemplated herein, and is not a party to any insider trading in the Company’s securities. Each Brown Shareholder further certifies and confirms that it has not “tipped” any related parties nor third parties regarding the transactions contemplated herein, and/or advised any parties to purchase, sell or otherwise trade shares of the Company’s securities in the marketplace.

1.29.       Closing Date Releases.

1.29.1        Effective on the Closing Date, the Brown Shareholders for themselves and their successors and assigns, hereby release, acquit and forever discharge Brown and its respective Affiliates, officers, directors, employees and agents and its respective successors and assigns of and from any and all Claims, demands, liabilities, responsibilities, disputes, causes of action and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that the Brown Shareholders have, own or hold as of the Closing Date, or have at any time previously had, owned or held against such parties, including, without limitation, all Liabilities created as a result of the, gross negligence and willful acts of Brown or the negligence of any of Brown or its employees and agents, or under a theory of strict liability, existing as of the Closing Date; provided, however, that such release shall not cover (a) any Claims against the Brown or any of its Affiliates (other than Brown) unrelated in any way to Brown; (b) any Claims arising under any agreement between such Brown Shareholder and Brown, previously disclosed to the Company, to be continued after the Closing Date; or (c) any Claims arising under this Agreement. Notwithstanding the foregoing, the releases and other agreements set forth in this Section 1.29 shall not apply to or otherwise limit, restrict or affect the indemnification, exculpation and other obligations set forth in ARTICLE VII or in any other document or agreement.

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Share Exchange Agreement

Brown, Brown Shareholders and Panther

1.29.2        As of the date of this Agreement, each of the Brown Shareholders hereby represent and warrant that such Brown Shareholder has not previously assigned or transferred, or purported to assign or transfer, to any Person or entity whatsoever all or any part of the Claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released in Section 1.29.1. Each of the Brown Shareholders represent and warrant that such Brown Shareholder has read and understands all of the provisions of this Section 1.29.1 and that the Shareholder has been represented by legal counsel of the Shareholder’s own choosing in connection with the negotiation, execution and delivery of this Agreement.

1.29.3        The release provided by the Brown Shareholders pursuant to Section 1.29.1 shall apply notwithstanding that the matter for which release is provided may relate to the ordinary, sole or contributory negligence, gross negligence, willful misconduct or violation of Law by a released party, including Brown and its Affiliates, officers, directors, employees and agents, and for liabilities based on theories of strict liability, and shall be applicable whether or not negligence of the released party is alleged or proven, it being the intention of the Parties to release the released party from and against its ordinary, sole and contributory negligence and gross negligence as well as liabilities based on the willful actions or omissions of the released party and Liabilities based on theories of strict liability.

1.30.       No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE I or in any Brown Schedule, neither Brown, any Brown Shareholder nor any other Person makes any other express or implied representation or warranty on behalf of Brown, the Brown Shareholders, or any of their Affiliates or representatives to the Company.

1.31.       No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to the Company by Brown or the Brown Shareholders pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE II.
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of the Brown Shareholders, except as set forth in the Company Schedules (as hereinafter defined), the Company represents and warrants as follows (which shall be re-confirmed at Closing):

2.1.          Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted and as contemplated after the Exchange, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Company Schedules are complete and correct copies of the Articles of Incorporation and Bylaws (or similar organizational documents) of the Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company’s Articles of Incorporation or Bylaws (or similar organizational documents). The Company has taken all action required by law, its Articles of Incorporation, its Bylaws (or similar organizational documents), or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by Law, its Articles of Incorporation, Bylaws, (or similar organizational documents) or otherwise to consummate the transactions herein contemplated.

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Share Exchange Agreement

Brown, Brown Shareholders and Panther

2.1.          Trading Status. The Company’s common stock trades on the OTC Pink Sheets Market under the symbol “PBYA”. The Company has no Knowledge of any notices of non-compliance with the OTC Pink Sheets Market listing criteria.

2.2.          Capitalization. The Company is authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, and has 7,949,143 shares of common stock and no shares of preferred stock outstanding as of the date of this Agreement and shall not issue any additional shares of common stock or preferred stock prior to Closing without the prior written consent of the Brown Shareholders. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

2.3.          No Conflict or Violation; Default; Confirmations.

2.3.1       Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a breach of or constitute a default under (a) or result in the termination or the acceleration of, or the creation in any Person of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, license, mortgage, indenture, lease, loan agreement, note or other obligation or liability (each, a “Company Contract”) to which the Company is a party or by which it is bound, (b) any provision of the certificate of incorporation or Bylaws of the Company, (c) any judgment, order, decree, rule or regulation of any Governmental Body to which the Company or Company’s business is subject or (d) any applicable laws or regulations. There is no (with or without the lapse of time or the giving of notice or both) violation or default or, to the knowledge of the Company, threatened violation or default of or under any Company Contract.

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Share Exchange Agreement

Brown, Brown Shareholders and Panther

2.3.2       The Company has complied with all applicable federal and state securities laws and regulations, including being current in all of its reporting obligations under federal securities laws and regulations; and all prior issuances of securities have been either registered under the Securities Act, or exempt from registration. The Company has no Knowledge of any outstanding SEC or FINRA comments and has not received any comments from the SEC or FINRA in the last three years, except as the Company has already provided copies of to Brown.

2.3.3       No order suspending the effectiveness of any registration statement of the Company under the Securities Act or the Exchange Act has been issued by the SEC and, to the Company’s Knowledge, no proceedings for that purpose have been initiated or threatened by the SEC.

2.3.4       The Company is not and has not during the past ten years, and the present officers, directors and Affiliates of the Company are not, and have not for the past ten years, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws.

2.3.5       The Company is not and has not been for the past ten years, the subject of any voluntary or involuntary bankruptcy proceeding, nor is it or has it been a party to any material litigation or, within the past four years, the subject of any threat of material litigation; litigation shall be deemed “material” if the amount at issue exceeds the lesser of $10,000 per matter or $25,000 in the aggregate.

2.3.6       The Company has not, and the past and present officers, directors and Affiliates of the Company have not, during the last ten years, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency.

2.3.7       No officer, director or greater than 20% shareholder of the Company is considered a ‘bad actor’ under, or subject to disqualification under, Rule 506(d) of the Securities Act or has been subject to any event which would require disclosure by the Company under Rule 506(e) of the Securities Act in any offering under Regulation D.

2.4.          Convertible Securities, Options or Warrants. There are no existing convertible securities, options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of the Company, except as otherwise set forth in the Company Schedules or the Company’s filings with the SEC on EDGAR (which filings can be accessed by going to https://www.sec.gov/search/search.htm, typing “Panther Biotechnology” in the “Company name” field, and clicking the “Search” button).

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Share Exchange Agreement

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2.5.          Title and Related Matters. The Company has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, free and clear of all Liens, pledges, charges, or Encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Company Schedules. Except as set forth in the Company Schedules, the Company owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with the Company’s business. Except as set forth in the Company Schedules, no third party has any right to, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of the Company or any material portion of its properties, assets, or rights.

2.6.          Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the Knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Company has no Knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality, or any circumstance which after reasonable investigation would result in the discovery of such default.

2.7.          Approval of Agreement. The Board of Directors of the Company will authorize the execution and delivery of this Agreement by the Company and approve this Agreement and the transactions contemplated hereby prior to the Closing Date.

2.8.          Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

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Share Exchange Agreement

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2.9.          Director and Officer Indemnification. The Company agrees that all rights to indemnification, advancement of expenses and exculpation by Brown now existing in favor of each Person who is now, or was at any time before the date hereof, an officer or director of Brown, as provided in the certificate of formation, bylaws or other governing document of Brown, in each case as in effect on the date of this Agreement, shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law.

2.10.       No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE II or in any Company Schedule neither the Company, nor any other Person, makes any other express or implied representation or warranty on behalf of the Company nor any of their Affiliates or representatives to Brown or the Brown Shareholders.

2.11.       No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to Brown or the Brown Shareholders pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE III.
PLAN OF EXCHANGE

3.1.          The Exchange.

3.1.1       On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below), Brown and the Brown Shareholders shall accept the Exchange Offer described herein and shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the shares of Brown set forth herein, in the aggregate constituting no less than One Hundred Percent (100%) of the issued and outstanding securities of Brown to the Company at the Closing.

3.1.2       The Company shall accept the Exchange Offer, and shall, on the terms and conditions set forth in this Agreement issue the Brown Shareholders an aggregate of 32,000,000 shares of the Company’s common stock, issuable pro rata with the Brown Shareholders’ ownership of Brown (the “Exchange Shares”), which shall be in consideration for One Hundred Percent (100%) of the ownership interests of Brown. The Exchange Shares shall have a value of $0.15 per share or $4,800,000 in aggregate for the purposes of this Agreement.

3.2.          Closing. The closing (“Closing”) of the transaction contemplated by this Agreement shall occur automatically, and without any further required action from any Party, upon the satisfaction of the Closing Conditions (described below) (the “Closing Date”) which date shall in no event be later than December 31, 2016 (the “Required Closing Date”), unless such date is extended in writing by the mutual consent of all Parties.

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3.2.1       The following “Closing Conditions” shall have occurred, or have been waived by Brown and the Company in writing, prior to the Closing Date:

(i)              The Exchange shall have been approved, and the Exchange Shares delivered in accordance with Section 3.1. The Board of Directors of the Company shall have approved the transactions contemplated by this Agreement;

(ii)            The Brown Shareholders shall surrender the certificates evidencing One Hundred Percent (100%) of the securities of Brown, duly endorsed with stock powers or notarized signatures of the holders thereof so as to make the Company the sole owner thereof;

(iii)          Brown shall supply the Company with Minutes of the Board of Directors of Brown approving and consenting to this Agreement and the transactions contemplated herein;

(iv)           Brown shall have delivered documentation and agreements relating to and evidencing the assets of Brown and Subsidiary and the Intellectual Property to the Company, and all corporate records (including minutes) of Brown and Subsidiary;

(v)             Brown shall have obtained the Financial Statements (defined in Section 5.1) and delivered the same to the Company;

(vi)           The Parties shall have delivered all officers certificates, Schedules, exhibits and other documentation and information required pursuant to the terms and conditions of this Agreement; and

(vii)         The Company shall have complied with all of the requirements of ARTICLE VI, below and Brown shall have complied with all of the requirement of ARTICLE V, below.

3.2.2       Promptly following Closing, the following will occur:

(i)              The Company and Brown shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

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3.3.          Tradability of Shares. The Shares have not been registered under the Securities Act, nor registered under any state securities Law, and are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act. The Shares will bear the following restrictive legend:

‘‘THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER: i) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ii) SUBMISSION TO THE CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION THAT SAID SHARES AND THE TRANSFER THEREOF ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.’’

3.4.          Termination.

3.4.1       The transactions contemplated hereby may be terminated or abandoned at any time prior to the Closing Date:

(i)              by the mutual written consent of the Company and Brown.

(ii)            by either the Company, or Brown, on written notice to the other Party if the Closing shall not have occurred on or prior to the Required Closing Date; provided, however, that the right to terminate this Agreement under this Section 3.4.1(ii) shall not be available to any Party whose breach of any provision of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Required Closing Date; provided, further, that notwithstanding the previous limitation, the Required Closing Date shall not be extended in perpetuity until such breach is cured, and the non-breaching Party shall be obligated to elect: (x) to close regardless of such breach following a reasonable period of time necessary to cure such breach, or (y) to terminate this Agreement on a date certain to not exceed 12 months from the date hereof, and upon any failure to make such election, this Agreement shall automatically terminate as of the date that is 12 months from the date hereof; or

(iii)          by (1) Brown or the Brown Shareholders, upon written notice to the Company if any of the conditions set forth in ARTICLE VI shall have become incapable of fulfillment and shall not have been waived by Brown and where applicable, the Brown Shareholders, or (2) by the Company on written notice to Brown if any of the conditions set forth in ARTICLE V shall have become incapable of fulfillment and shall not have been waived by the Company; provided that the right to terminate this Agreement pursuant to this Section 3.4.1(iii) shall not be available if the failure of the Party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of such condition to be satisfied on or prior to such date.

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3.4.2       This Agreement may be terminated by either the Board of Directors of the Company, the Board of Directors of Brown or the Brown Shareholders at any time prior to the Closing Date if:

(i)       there shall be any actual or threatened action or proceeding before any court or any Governmental Body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors or shareholders, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; or

(ii)            any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the SEC) or in the judgment of such Board of Directors or shareholders, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.

In the event of termination pursuant to this paragraph, no obligation, right or liability shall arise hereunder, and each Party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

3.5.          Effect of Termination. In the event of the termination of this Agreement in accordance, this Agreement shall become null and void and of no further force or effect except for ARTICLE VII and ARTICLE VIII which shall survive the termination of this Agreement for any reason. Termination of this Agreement shall not relieve a breaching Party from all breaches of this Agreement that occurred prior to such termination. In no event shall any Party be liable for punitive damages.

ARTICLE IV.
SPECIAL COVENANTS

4.1.          Access to Properties and Records. The Company and Brown will each afford to the officers and authorized representatives of the other Parties reasonable access to the properties, books and records of the Company or Brown, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or Brown, as the case may be, as the other shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each Party hereto shall cooperate fully therein. No investigation by a Party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other Party under this Agreement. In order that each Party may investigate as it may wish the business affairs of the other, each Party shall furnish the other during such period with all of such information and copies of such documents concerning the affairs of it as the other Party may reasonably request, and cause its officers, employees, consultants, agents, accountants, and attorneys to cooperate fully in connection with such review and examination, and to make full disclosure to the other Parties all material facts affecting its financial condition, business operations, and the conduct of operations.

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4.2.          Delivery of Books and Records and Bank Accounts. At the Closing, Brown shall deliver to the Company copies of the corporate minute books, books of account, contracts, records, and all other books or documents including the bank accounts of Brown now in the possession of Brown or its representatives.

4.3.          Third Party Consents and Certificates. The Company and Brown agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

4.4.          Actions Prior to Closing.

4.4.1       From and after the date of this Agreement until the Closing Date and except as set forth in the Company Schedules or the Brown Schedules, or as permitted or contemplated by this Agreement, the Company and Brown, respectively (subject to paragraph (b) below), will each:

(i)              carry on its business in substantially the same manner as it has heretofore;

(ii)            maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii)          maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv)           use good faith efforts to perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

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(v)             use its good faith efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi)           fully comply with and perform in all material respects all obligations and duties imposed on it by all federal, provincial and state laws and all rules, regulations, and orders imposed by federal, provincial or state governmental authorities.

4.4.2       From and after the date of this Agreement until the Closing Date, neither the Company nor Brown will:

(i)              make any changes in their Articles of Incorporation or Bylaws, except as otherwise provided in this Agreement;

(ii)            take any action described in Section 1.6 in the case of Brown (all except as permitted therein or as disclosed in Brown’s schedules);

(iii)          enter into or amend any contract, agreement, or other instrument of any of the types described in such Party’s schedules, except that a Party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iv)           sell any assets or discontinue any operations, sell any shares evidencing capital stock (other than as contemplated in this Section 4.4), issue any convertible securities or conduct any similar transactions other than in the ordinary course of business.

4.5.          Post-Closing Conditions.

4.5.1       On the Closing Date, those mutually agreed upon officers and directors of the Company shall resign and, simultaneously therewith, (a) the new Board of Directors shall be appointed as described above; and (b) such officers shall be appointed as shall be determined by Brown, to include Levine as Chief Executive Officer and Executive Chairman, Noah Davis as President and Chief Operating Officer and Steven M. Plumb as Chief Financial Officer (collectively referred to herein as the “Officers”).

4.5.2       In connection with the Transactions, the Company will change its name to such name as is specified by Brown.

4.6.          Potential For Earn-Out Consideration.

4.6.1       As additional consideration for the Company agreeing to the Exchange and the transactions contemplated herein, and subject to the terms and conditions of this Section 4.6, the Company shall use its commercially reasonable best efforts to (a) set the Closing Date (or a date as close to the Closing Date as possible) as a record date (the “Record Date”) for Company shareholders who are eligible to receive the Earn-Out Consideration (defined below)(the “Earn-Out Shareholders”); and (b) issue the Earn-Out Shareholders, pro rata with their ownership of the Company as of the Record Date:

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(i)              6,000,000 shares of common stock of the Company, in the event that Transferrin Doxorubicin meets the primary endpoint for Phase 2 clinical trials;

(ii)            8,000,000 shares of common stock of the Company, in the event that Transferrin Doxorubicin meets the primary endpoint for Phase 3 clinical trials; and

(iii)          10,000,000 shares of common stock of the Company, in the event that Transferrin Doxorubicin receives FDA Approval/clearance to market (collectively, the shares of common stock described in (i) through (iii) above, the “Earn-Out Shares”). Each of the milestones described in (i) through (iii) above shall be defined herein as the “Earn-Out Milestones”). The Earn-Out Shares shall be adjusted as determined by the reasonable determination of the Board of Directors in the event of a stock split or subdivision of the Company’s outstanding common stock prior to the issuance of such applicable Earn-Out Shares.

4.6.2       The Earn-Out Shareholders shall be issued the applicable Earn-Out Shares as soon as practicable, subject to applicable rules and regulations and the remainder of this Section 4.6, after the date that each applicable Earn-Out Milestone is met.

4.6.3       In the event the Earn-Out Milestones are not met by December 31, 2020, the right of the Earn-Out Shareholders to receive any unissued Earn-Out Shares shall expire and be terminated.

4.6.4       In the event that the Company’s Board of Directors, reasonably believes, in good faith, on advice of counsel, that issuing the Earn-Out Shares to the Earn-Out Shareholders is too costly or would unduly burden the Company, the Board of Directors of the Company shall have the right to (a) extend the deadline for the issuance of any Earn-Out Shares; (b) issue cash consideration to the Earn-Out Shareholders in lieu of the Earn-Out Shares, based on the Board of Directors’ reasonable determination of the value of the Earn-Out Shares which would have been received by the Earn-Out Shareholders; and/or (c) terminate the obligation of the Company to issue such Earn-Out Shares to the Earn-Out Shareholders (the “Earn-Out Termination”). In the event the Earn-Out Termination is determined in good faith by the Board of Directors, based on the criteria set forth above, the Company and the Board of Directors shall have no liability to the Earn-Out Shareholders and the Company shall have no obligation to issue the Earn-Out Shares or otherwise compensate such Earn-Out Shareholders for the value of such securities.

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4.6.5       Nothing herein shall constitute an obligation on the part of the Company to take any specific actions to maximize the Earn-Out Milestones in the event such transactions would not be commercially reasonable or would not be in the Company’s bests interests, as determined in the reasonable determination of the Board of Directors.

ARTICLE V.
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions, to the extent not waived by the Company in writing:

5.1.          Ownership of Brown. Prior to the Closing Date, the Brown Shareholders shall have demonstrated to the Company, with evidence reasonably satisfactory to the Company, that the Brown Shareholders are the owners of One Hundred Percent (100%) of the outstanding securities of Brown.

5.2.          Accuracy of Representations and Performance of Covenants. The representations and warranties made by Brown and the Brown Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Brown and the Brown Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Brown or the Brown Shareholders prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of Brown and dated the Closing Date, to the foregoing effect.

5.3.          Officer’s Certificate. The Company shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Brown to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best Knowledge of Brown threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Brown Schedules, by or against Brown, which might result in any material adverse change in any of the assets, properties, business, or operations of Brown.

5.4.          No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material change in the financial condition, business, or operations of Brown nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable by the Company in its reasonable discretion.

5.5.          Approval by Brown. The Exchange shall have been approved, and securities delivered in accordance with Section 3.1, by Brown and the Brown Shareholders. The Board of Directors of Brown shall have approved the transactions contemplated by this Agreement.

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5.6.          No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

5.7.          Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and Brown after the Closing Date on the basis as presently operated shall have been obtained.

5.8.          Due Diligence. The Company shall have conducted due diligence on Brown and verified among other things, the rights and liabilities associated with the assets and operations of Brown (the “Due Diligence”), which Due Diligence shall be satisfactory to the Company in its sole and absolute discretion. In the event that the Due Diligence is unsatisfactory to the Company, the Company shall have the right to terminate this Agreement and the transactions contemplated hereby without any liability to the Company whatsoever. Brown agrees to afford to the officers and authorized representatives of the Company, reasonable access to the properties, books and records of Brown, as the case may be, in order that it may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Brown and will furnish Company with such additional financial and operating data and other information as to the business, operations and assets of Brown as the Company shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each Party hereto shall cooperate fully therein. No investigation by a Party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other Party under this Agreement.

5.9.          Employment and Related Agreements. The Company shall have entered into employment agreements, consulting agreements or other agreements or understandings with such owners of and employees of Brown as the Company may desire in its sole authority, with such non-compete and non-solicitation provisions as the Company shall desire in its sole authority.

5.10.       Financial Statements. Brown shall have obtained a PCAOB approved audit of its operations, pro forma financial information and such other interim financial information as required by Item 2.01(f) and/or Item 5.01(a)(8) of Form 8-K and Regulation S-X of the Securities Act, in acceptable form to the Company, (the “Financial Statements”).

5.11.       Other Closing Conditions. The closing conditions set forth in Section 3.2.1 shall have occurred.

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ARTICLE VI.
CONDITIONS PRECEDENT TO OBLIGATIONS OF BROWN AND THE BROWN SHAREHOLDERS

The obligations of Brown and the Brown Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions, , to the extent not waived by the Company and the Brown Shareholders, in writing:

6.1.          Accuracy of Representations and Performance of Covenants. The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and shall have satisfied all conditions set forth herein prior to or at the Closing. Brown shall have been furnished with certificates, signed by duly authorized executive officers of the Company and dated the Closing Date, to the foregoing effect.

6.2.          Officer’s Certificate. Brown shall have been furnished with a certificate dated the Closing Date and signed by the duly authorized executive officer of the Company, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best Knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Company Schedules, by or against the Company, which might result in any material adverse change in any of the assets, properties or operations of the Company.

6.3.          No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable by Brown or the Brown Shareholders.

6.4.          No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

6.5.          Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and Brown after the Closing Date on the basis as presently operated shall have been obtained.

6.6.          Private Placement. The Company shall have raised a minimum of $250,000 through a private placement offering of equity securities, exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act.

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6.7.          Stock Incentive Plan. The Board of Directors and the shareholders of the Company shall have adopted a 6,000,000 share Stock Incentive Plan for the future issuance, at the discretion of the Board, of incentive awards to officers, key employees, consultants and directors, in such form as reasonably acceptable to Brown.

6.8.          Fully-Diluted Capitalization. The actual and fully-diluted capitalization of the Company shall be acceptable to Brown in its sole discretion.

6.9.          Employment Agreements With The Officers. The Officers, shall, upon the Closing, each have an employment agreement with the Company (with a minimum term of four (4) years) mutually satisfactory to Brown, the Company and the employee.

6.10.       Other Closing Conditions. The closing conditions set forth in Section 3.2.1 shall have occurred.

ARTICLE VII.
INDEMNIFICATION

7.1.          Indemnification by the Brown Shareholders. Subject to the provisions of this Article, the Brown Shareholders agree to jointly and severally indemnify, defend and hold the Company and its Affiliates, parents, stockholders, subsidiaries, officers, directors, employees, agents, successors and assigns (such indemnified persons are collectively hereinafter referred to as “the Company Indemnified Persons”), harmless from and against any and all loss, liability, damage or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and attorneys’ fees) (collectively, “Losses”) that any of the Company Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the non-fulfillment of any covenant, undertaking, agreement or other obligation of Brown or any other Party (other than the Company) under this Agreement or any Schedule hereto; (b) any action taken by Brown prior to the Closing Date, or the operations of Brown prior to Closing; (c) any misstatement, breach of or inaccuracy of any representation of Brown or any Brown Shareholder in this Agreement; (d) the breach of any representation, warranty or covenant of Brown or Brown Shareholder in this Agreement; or (e) any liabilities of Brown which are not disclosed to the Company at or prior to Closing and which the Company is required to satisfy subsequent to Closing (including all fees and expenses associated therewith); provided however, that Brown and the Brown Shareholders will not be liable under clause (d) of this Section 7.1 unless the aggregate amount of Losses exceeds $10,000 (the “Threshold”), in which event Brown or Brown Shareholders shall be liable for all Losses up to, including and exceeding the amount of the Threshold. “Losses” as used in this Article is not limited to matters asserted by third parties, but includes Losses incurred or sustained in the absence of third party claims. Payment is not a condition precedent to recovery of indemnification for Losses.

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7.2.          Indemnification by the Company. Subject to the provisions of this Article, the Company agrees to indemnify, defend and hold the Brown Shareholders (the “Brown Indemnified Persons”), harmless from and against any and all Losses that any Brown Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the non-fulfillment of any covenant, undertaking, agreement or other obligation of the Company under this Agreement or; (b) any action taken by Brown and/or the operations of Brown after the Closing; which, however, does not include any action that was caused by or as a fault of an action which originally occurred prior to the Closing Date or could be partially attributed as a Loss to the Company under Section 7.1 of this Agreement; (c) any misstatement, breach of or inaccuracy of any material representation of the Company in this Agreement; or (d) the breach of any representation, warranty or covenant of the Company in this Agreement provided however, that the Company will not be liable under clause (d) of this Section 7.2 unless the aggregate amount of Losses exceeds the Threshold, in which event the Company shall be liable for all Losses up to, including and exceeding the amount of the Threshold. The Company shall in no event be responsible for indemnifying or defending any affiliates, officers, directors, employees, agents, successors or assigns of Brown or the Brown Shareholders following the Closing for any matter whatsoever.

7.3.          Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and other provisions of this Agreement which by their terms or by implication are to have continuing effect after the expiration or termination of this Agreement shall survive the Closing Date or the termination of this Agreement for any reason whatsoever, and shall remain in full force and effect.

7.4.          Notice and Opportunity to Defend. If a Claim for Losses is to be made by any Company Indemnified Person or Brown Indemnified Person (any such indemnified person, hereinafter a “Claimant”) seeking indemnification hereunder, such Claimant shall notify the indemnifying party or parties (any such indemnifying party, a “Respondent”) promptly. If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third person, Claimant shall give Respondent written notice of such claim or the commencement of such action or proceeding as provided above. Delay or failure to so notify Respondent shall only relieve Respondent of its obligation to the extent, if at all, that Respondent is prejudiced by reason of such delay or failure. Respondent shall have a period of 30 days within which to respond thereto. If Respondent accepts responsibility or does not respond within such 30 day period, then Respondent shall be obligated to compromise or defend, at its own expense and by counsel chosen by Respondent, which counsel shall be acceptable to such Company Indemnified Person or Brown Indemnified Person, as the case may be, such matter, and Respondent shall provide Claimant with such assurances as may be reasonably required by Claimant to assure that Respondent will assume and be responsible for the entire liability at issue. If Respondent fails to assume the defense of such matter within said 30 day period, Claimant will (upon delivering notice to such effect to Respondent) have the right to undertake, at Respondent’s cost and expense, the defense, compromise or settlement of such matter on behalf of such Claimant. The Claimant agrees to cooperate with Respondent and its counsel in the defense against any such asserted liability. In any event, Claimant shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by Respondent shall require the prior written consent of Claimant, which consent will not be unreasonably withheld and in the event Claimant defends any such asserted liability, then any compromise of such asserted liability by Claimant shall require the prior written consent of Respondent, which consent shall not be unreasonably withheld.

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7.5.          Remedies Exclusive. The remedies conferred by this Article are intended to be exclusive of and shall supersede any other remedy available under law or at equity.

7.6.          Emergency Relief. Notwithstanding anything in this Article to the contrary, any Party may seek emergency relief from a court for any remedy that may be necessary to protect any rights or property of such Party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

7.7.          Right to Set Off. In the event that the Company shall have a claim against any Brown Shareholder for which the Company has not been fully indemnified as contemplated above, the Company shall have the right to set off the amount of such claim against any Brown Shareholder, against any amounts due such Brown Shareholder hereunder or any other agreement or understanding by and between the Company and any Brown Shareholder.

ARTICLE VIII.
CONFIDENTIALITY

8.1.          Confidentiality. At all times after the Closing, each Brown Shareholder shall retain in strictest confidence, and shall not disclose to any third parties or use for their benefit (other than in order to fulfill the terms and conditions of this Agreement and the transactions contemplated by this Agreement) or for the benefit of others any confidential information comprising or related to the Company or any of the Company’s Affiliates, Brown, or Brown’s property, including its Intellectual Property, including, without limitation, trade secrets, source code, customer lists, marketing plans or strategies, product development techniques or plans, or technologies (collectively “Confidential Information”). Confidential Information shall not include information which (i) is or becomes part of the public domain without breach of this Agreement, (ii) was known to the receiving party on a non-confidential basis prior to disclosure by the other party (except in connection with information of Brown, which shall be considered Confidential Information for all purposes), (iii) is independently received by the receiving party without the use of confidential information, or (iv) is explicitly approved for release by written authorization of the disclosing party. In the event that the receiving party is legally required to disclose any confidential information, the receiving party shall promptly notify the disclosing party of such requirement and, if requested by the disclosing party, shall reasonably cooperate in the disclosing party’s efforts to prevent or limit such disclosure.

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8.2.          Enforceability.

8.2.1       It is the desire and intent of the Parties that the provisions of ARTICLE VIII shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of ARTICLE VIII shall be adjudicated to be invalid or unenforceable in any jurisdiction, ARTICLE VIII shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this Section 8.2 in the particular jurisdiction in which such adjudication is made. Brown and each Brown Shareholder agrees that it would be difficult to measure the damages to Company and its affiliates from the breach by Brown or Brown Shareholders of the provisions of ARTICLE VIII, that injury to the Company from such breach would be impossible to calculate, and that monetary damages would therefore be an inadequate remedy; accordingly, Brown and the Brown Shareholders agree that the Company shall be entitled, in addition to all other remedies it might have, to injunctions or other appropriate orders to restrain any such breach without showing or proving any actual damages.

8.2.2       The undertakings and covenants of Brown and the Brown Shareholders contained in ARTICLE VIII are an integral part of the transactions set forth in this Agreement and the consideration paid by the Company pursuant to this Agreement shall be consideration to include consideration for such undertakings and covenants.

ARTICLE IX.
DEFINITIONS

9.1.          Certain Definitions. In addition to other terms defined throughout this Agreement, the following terms have the following meanings when used herein:

9.1.1       “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and in the case of any natural Person shall include all relatives and family members of such Person. For purposes of this definition, a Person shall be deemed to control another Person if such first Person and/or any relatives or family members of such first Person directly or indirectly owns or holds five percent (5%) or more of the ownership interests in such other Person. In the case of Brown, each Brown Shareholder is considered an Affiliate of Brown.

9.1.2       “Claim” means any claim (including any product liability, malpractice or errors or omission claim), demand, complaint, cause of action, investigation, inquiry, suit, action, hearing, notice of violation or legal, administrative, arbitrative or other Proceeding.

9.1.3       “Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, Lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

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9.1.4       “Environmental Law(s)” means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law as now or hereafter in effect in any way or any other legally binding requirement relating to the environment, natural resources or protection of human health and safety including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Emergency Planning and Right-To-Know Act (42 U.S.C. § 11101 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.) (including the Resource Conservation and Recovery Act), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300(f) et seq.), the Lead-Based Paint Exposure Reduction Act (42 U.S.C. § 2681 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and all laws of a similar nature, and the rules and regulations promulgated pursuant thereto, each as amended.

9.1.5       “Governmental Body” means any:

(i)              nation, state, county, city, town, borough, village, district or other jurisdiction;

(ii)            federal, state, local, municipal, foreign or other government;

(iii)          governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

(iv)           multinational organization or body;

(v)             body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

(vi)           official of any of the foregoing.

9.1.6       “Intellectual Property” means (i) all inventions, whether patentable or not patentable, all improvements thereto, and all patents, patent applications (including those listed on Schedule 1.21.3 and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, utility models, extensions and reexaminations thereof, (ii) the websites, URLs, domain names, trade names and trademarks (including registered and unregistered trademarks, service marks and applications thereof used in the business of Brown) including those set forth in Schedule 1.21.3 together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations, renewals and derivatives in connection therewith, (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, certifications, compositions, manufacturing and production processes and techniques, technical data, designs including advertising designs, logos, drawings, packaging, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, (v) all other proprietary rights, and (vii) all copies and tangible embodiments thereof (in whatever form or medium).

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9.1.7       “Knowledge” means that:

(i)              A natural Person will be deemed to have Knowledge of a particular fact or other matter if such Person is actually aware of the fact or matter.

(ii)            A Person, other than a natural person, will be deemed to have Knowledge of a particular fact or other matter if any natural Person who is serving, or who has at any time served, as a director, officer, partner, employee, agent, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (i) above).

9.1.8       “Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or rule of law (including but not limited to as related to revenue, labor, or ERISA) of any Governmental Body.

9.1.9       “Levine” means Evan Levine.

9.1.10    “Liability” means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

9.1.11    “Liens” means all liens, pledges, mortgages, security interests, claims, covenants, leases, subleases, charges, conditions, options, rights of first refusal, licenses, easements, servitudes, rights of way, encumbrances or any other restriction or limitation whatsoever.

9.1.12    “PCAOB” means Public Company Accounting Oversight Board.

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9.1.13    “Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

9.1.14    “Revenue” means the Company’s annual revenue as set forth under the line item “Revenue” or “Revenues” (or any similar heading) in the Company’s (a) unaudited quarterly financial statements; or (b) its audited financial statements, each as filed from time to time in its filings with the SEC (or in the event the Company is no longer filing with the SEC, audited financial statements, which shall be prepared no later than 105 days following the end of the Company’s fiscal year end).

9.1.15    “SEC” means the United States Securities and Exchange Commission.

9.1.16    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

9.1.17    “Tax” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other contract.

9.2.          Other Definitional Provisions. The Parties acknowledge, confirm and agree that:

9.2.1       The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning.

9.2.2       Each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

9.2.3       Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

9.2.4       References to any gender include the other genders.

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9.2.5       The words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”.

9.2.6       The terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

9.2.7       The terms “day” and “days” mean and refer to calendar day(s).

9.2.8       The terms “year” and “years” mean and refer to calendar year(s).

9.2.9       All references in this Agreement to “dollars” or “$” shall mean United States Dollars.

9.2.10    Unless otherwise set forth herein, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law means such Law as amended, modified, supplemented or succeeded, from time to time and in effect at any given time.

9.2.11    In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

9.2.12    All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

ARTICLE X.
MISCELLANEOUS

10.1.       No Bankruptcy and No Criminal Convictions. None of the Parties to this Agreement, or their officers, directors or affiliates, promoters, beneficial shareholders or control persons, nor any predecessor thereof have been subject to the following (unless otherwise disclosed in the Brown Schedules or Company Schedules):

10.1.1    Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer within the past ten (10) years;

10.1.2    Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

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10.1.3    Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

10.1.4    Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal, provincial or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

10.2.       Broker/Finder’s Fee. No broker’s or finder’s fee will be paid in connection with the transaction contemplated by this Agreement. The Company, and Brown, each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

10.3.       Governing Law and Jurisdiction. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Texas without giving effect to principles of conflicts of law thereunder. Each of the Parties hereby: (a) irrevocably submits to the non-exclusive personal jurisdiction of any Texas court, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such Texas court; and (b) irrevocably waives, to the fullest extent permitted by applicable Law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a Texas court.

10.4.       Notices. All notices and other communications hereunder (“Notices”) shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), sent via facsimile or e-mail (with confirmation of transmission) or sent by a nationally recognized overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to the Company, to:

Panther Biotechnology, Inc.

Attn: Evan Levine

888 Prospect Street, Suite 200

La Jolla, California 92037

Phone: 858-263-2744

Fax: none

Email: info@pantherbiotechnology.com

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with a copy to (which shall not constitute notice hereunder):

The Loev Law Firm, PC

Attn: David M. Loev, Esq. or John S. Gillies, Esq.

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Phone: (713) 524-4110

Fax: (713) 524-4122

Email: dloev@loevlaw.com; john@loevlaw.com

if to Brown, to:

Brown Technical Media Corporation

1517 San Jacinto Street

Houston, Texas 77002

Attn: Noah Davis

Phone: 713-652-3937

Fax: 888-702-9019

Email: noah@brownbookstore.com

with a copy to (which shall not constitute notice hereunder):

Law Offices of Jay Dushkin

Attn: Jay Dushkin

Phone: 713-961-3600

Fax: 713-626-0185

Email: jay@jaydushkin.com

if to a Brown Shareholder, to:

The address for notice set forth on the signature page hereof or at such other address or number as shall be designated by a Party in a notice to the other Party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular or registered or certified mail, three Business Days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; (D) in the case of a notice sent by email that the computer of the Person sending the email message has generated a receipt evidencing that the recipient has read the email message, upon telephone confirmation of receipt, or upon email reply from the Person to whom the email was sent (i) confirming receipt of the email, or (ii) responding to the email and including the text thereof in the body of the response; and (E) in the case of a notice sent by overnight mail or overnight courier service, upon confirmation of delivery thereof by the United States Postal Service or the reputable overnight courier service, as applicable.

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10.5.       Attorney’s Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

10.6.       Confidentiality. Each Party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others (which information shall include the existence of this Agreement and the transactions contemplated herein), except (i) to the extent such data or information is published, is a matter of public knowledge (through no fault or action of the Party holding such information on behalf of the other Party), or is required by a court of competent jurisdiction to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each Party shall return to the other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein. Brown further agrees and consents to the disclosure by the Company of any material information regarding Brown which the Company or its counsel deems necessary for disclosure in the Company’s public filings on EDGAR in connection with the Company’s current or periodic report filings. The Company shall be required to obtain the prior consent of Brown to publicly disclose such information, which consent shall not be unreasonably withheld, and shall be provided in a timely manner consistent with the Company’s filing obligations under Form 8-K and/or the Securities Act of 1933, as amended or the Securities Act of 1934, as amended, if necessary. The Company shall use its best efforts to avoid the disclosure of any competitive pricing or specific customer information to the public.

10.7.       Publicity. Prior to or after the Closing of the transaction contemplated herein, any announcement, or press or news release by Brown or its shareholders, Board of Directors, employees, officers, or agents shall be reviewed and approved by the Company prior to its release, subject to any requirements of Law. The Company shall be allowed to make any announcements relating to this Agreement or the transactions contemplated herein, and shall be allowed to file this Agreement and any exhibits or related agreements as may be required pursuant to the Company’s public reporting obligations with the SEC, subject to prior approval by Brown, which approval shall not be unreasonably withheld. Prior to the Closing and prior to the Closing Date, Brown shall make no announcements relating to this Agreement, the Company or the transactions contemplated herein without the prior written consent of the Company, which approval will not be unreasonably withheld.

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10.8.       Schedules and Exhibits. The Schedules and Exhibits are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

10.9.       Schedules; Knowledge. Each Party is presumed to have full Knowledge of all information set forth in the other Party’s schedules delivered pursuant to this Agreement and Brown and the Brown Shareholders are deemed to have knowledge of the information set forth in the Company’s EDGAR filings.

10.10.    Third Party Beneficiaries. This contract is strictly between the Company, Brown and the Brown Shareholders, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

10.11.    Expenses. The Company and Brown each hereto agree to pay their own costs and expenses incurred in negotiating this Agreement including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby, and those costs and expenses incurred in consummating the transactions described herein.

10.12.    Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, letters of intent, term sheets, understandings and negotiations, written or oral, with respect to such subject matter.

10.13.    Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years, unless the terms of this Agreement provide for a longer period of survival.

10.14.    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

10.15.    Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

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10.16.    Best Efforts. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each Party also agrees that it shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

10.17.    Remedies. The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Parties agree that if any Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then any other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

10.18.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

10.19.    Independent Nature of Sellers’ Obligations and Rights. The obligations of each Brown Shareholder under this Agreement are several and not joint with the obligations of any other Brown Shareholder, and no Brown Shareholder shall be responsible in any way for the performance or non-performance of the obligations of any other Brown Shareholder under this Agreement. Nothing contained herein, and no action taken by any Brown Shareholder pursuant hereto, shall be deemed to constitute the Brown Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Brown Shareholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, and each Brown Shareholder has conducted its own diligence review. Each Brown Shareholder shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Brown Shareholder to be joined as an additional party in any proceeding for such purpose, subject in each case to the terms and conditions hereof. Each Brown Shareholder has been represented by its own separate legal counsel in its review and negotiation of this Agreement.

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10.20.    No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between Persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the Parties.

10.21.    Review and Construction of Documents. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

10.22.    Headings; Gender. The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement. All references in this Agreement as to gender shall be interpreted in the applicable gender of the Parties.

10.23.    Transaction Expenses. Until Closing, in the event this Agreement is terminated prior to Closing and/or in the event the Exchange does not close, each Party shall be responsible for the payment of any and all of its own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement (“Transaction Expenses”).

10.24.    Cooperation Following the Closing. Following the Closing, each Party shall deliver to the other Party such further information and documents and shall execute and deliver to the other Party such further instruments and agreements as the other Party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to the other Party the benefits hereof.

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10.25.    Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (including email) or as an electronic download (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature pages follow.]

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IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

“THE COMPANY”

PANTHER BIOTECHNOLOGY, INC.

By: /s/ Evan Levine

Name:  Evan Levine

Title:Chief Executive Officer

“BROWN”

BROWN TECHNICAL MEDIA CORP.

By: /s Noah Davis

Name:  Noah Davis

Title: President

[Signature Pages of Brown Shareholders Follow On Attached Pages]

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Brown Shareholders:

/s/ Steven M. Plumb_________________________________

Steven M. Plumb

9,200,000 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

/s/ Steven Plumb for minor child__________________________________

Nathan S. Plumb

500,000 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

/s/ Steven Plumb for minor child__________________________________

Jacob B. Plumb

500,000 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

/s/ Steven Plumb for minor child__________________________________

Sarah L. Plumb

500,000 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

/s/ Lucy Borosh /s/ Itshak Borosh_________________________________

Lucy and Itshak Borosh

200,000 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

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/s/ Robin Stein__________________________________

Robin Stein

100,000 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

/s/ Evan Levine__________________________________

Evan Levine

4,597,001 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

/s/ Evan Levine for minor child__________________________________

Alexander S. Levine

333,333 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

/s/ Evan Levine for minor child __________________________________

Nathaniel O. Levine

333,333 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

/s/ Evan Levine for minor child __________________________________

Elinor P. Levine

333,333 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

/s/ Noah Davis__________________________________

Noah Davis

3,650,000 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

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/s/ Hillary Davis_________________________________

Hillary Davis

3,043,988 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

/s/ Robert Davis__________________________________

Robert Davis CUST Jack Davis UTMA

500,000 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

/s/ Robert Davis __________________________________

Robert Davis CUST Jordan Davis UTMA

500,000 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

/s/ Robert Davis

/s/ Rachel Davis__________________________________

Robert and Rachel Davis

470,100 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

/s/ Joseph Davis__________________________________

Joseph Davis

4,701 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

/s/ Jacob Davis__________________________________

Jacob Davis

47,010 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

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/s/ Hannah Weisman__________________________________

Hannah Weisman

4,701 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

/s/ Courtney Rosenthal__________________________________

Courtney Rosenthal

35,000 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

/s/ Stephanie Deutsch__________________________________

Stephanie Deutsch

35,000 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

/s/ Robert Davis, trustee__________________________________

The Noah Davis 2009 Family Trust

2,700,000 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

/s/ Sam Mitchell_________________________________

Sam Mitchell

9,500 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

/s/ Robert Rhodes__________________________________

Robert Rhodes

1,100,000 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

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/s/ Jonathan Ellis__________________________________

Jonathan Ellis

1,155,000 Shares of Common Stock

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

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EXHIBIT A

FORM OF STOCK REGISTRATION FORM

(CHECK ONE):

_____	INDIVIDUAL OWNERSHIP (one signature required)

_____	TRUST (please include name of trust, name of trustee, and date trust was formed and copy of the Trust Agreement or other authorization)

_____	PARTNERSHIP (please include a copy of the Partnership Agreement authorizing signature)

_____	CORPORATION (please include a certified corporate resolution authorizing signature)

_____	LIMITED LIABILITY COMPANY (please include a certified corporate resolution authorizing signature)

________________________________________________________________________

Please print here the exact name (registration)

Such Shareholder desires to appear in the records of the Company

________________________________________________________________________

Please print here the exact address

Such Shareholder desires to appear in the records of the Company

Signature:

By: _________________________

Printed Name: ______________________

If on behalf of Entity:

Entity Name: ___________________

Signatory’s Position with Entity: ___________________

Beneficial Owner(s) of Shares To Be Owned by Entity: _____________________

Address: ____________________________________________________________

SS#/Tax Id Number: ______________________________

Telephone Number: ( ) - _____ - _______

Email:____________________

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